Exhibit 99.1

AiRWA receives expected notification of deficiency from Nasdaq related to delayed filing of annual report on Form 10-K

Smyrna, Delaware — August 28, 2026 (GLOBE NEWSWIRE) — AiRWA Inc. (NASDAQ: YYAI) (the “Company”) today announced that it received an expected deficiency notification letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) on August 24, 2026 (the “Notice”). The Notice indicated that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of its failure to timely file its Annual Report on Form 10-K for the year ended April 30, 2026 (the “Form 10-K”), as described more fully in the Company’s Form 12b-25 Notification of Late Filing (the “Form 12b-25”) filed with the Securities and Exchange Commission (the “SEC”) on July 30, 2026. The Listing Rule requires Nasdaq-listed companies to timely file all required periodic reports with the SEC.

The Notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market.

In accordance with Nasdaq’s listing rules, the Company has 60 calendar days after the Notice, or until October 23, 2026, to submit a plan to regain compliance with the Listing Rule. Pursuant to the Notice, following receipt of such plan, Nasdaq may grant an extension of up to 180 calendar days from the Form 10-K’s due date, or until January 25, 2027, for the Company to regain compliance. The Company expects and intends to file the Form 10-K before the October 23, 2026, deadline for submission of the plan.

As previously disclosed, the filing of the Form 10-K was delayed due to the matters described in the Form 12b-25. Following a significant acquisition, it has proved more time-consuming than anticipated to consolidate the financial results of the acquired business with our own.

The Company continues to work diligently to complete its 2026 10-K and, once it is filed with the SEC, the Company anticipates regaining and maintaining compliance with its SEC reporting obligations and Nasdaq listing requirements.

About YYAI

AiRWA Inc. (Nasdaq: YYAI) is an AI-specialist company providing end-to-end, full-cycle “data-to-AI” services designed to empower enterprises to transition seamlessly from raw data to intelligent applications through a closed-loop system of data generation, model refinement, and operational feedback. Through its subsidiary, Yuanyu Enterprise Management Co., Limited, AiRWA also owns advanced patents and proprietary technology that have been licensed to partners worldwide to enable them to develop localized digital matchmaking and other technology solutions. The company has been aiming to drive innovation in digital finance through AiRWA Exchange, which was conceived to focus on the tokenization of real-world assets (RWA), particularly tokenized U.S. stocks. And following a recent acquisition, the company operates an international trading business that is expanding from Asia to Europe, North America, and elsewhere.

YYAI Contact Information

Email: info@yuanyuenterprise.com

Website: www.yuanyuenterprise.com

Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These may be identified by the use of words such as “expect,” “anticipate,” “believe,” “may,” “will,” “should,” “plan,” “project,” “intend,” “estimate,” and similar expressions. There can be no assurance that the benefits contemplated by the contract described herein will be achieved. Statements such as these are based on current plans, estimates, and expectations, and involve inherent risks and uncertainties. Factors that could cause actual results to differ include, but are not limited to:

●	product development risks;
●	regulatory approvals;
●	market acceptance;
●	competitive dynamics;
●	the ability to apply the new AI models to the specific aspects of the business as contemplated herein;
●	the effects of prior acquisitions and divestitures on current and future business operations;
●	strategic and operational uncertainties;
●	risks associated with potential litigation, financing transactions, or acquisitions;
●	macroeconomic, competitive, legal, regulatory, tax, and geopolitical factors; and
●	other risks detailed in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended April 30, 2025.

Forward-looking statements speak only as of the date they are made. Neither the Company nor any other person undertakes to update any forward-looking statements, except as required by law.